       CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED
       AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                                                   EXHIBIT 10.10



                                LICENSE AGREEMENT
                                     BETWEEN
                    PRESIDENT AND FELLOWS OF HARVARD COLLEGE
                                       AND
                             KOSAN BIOSCIENCES, INC.

                         Effective as of December, 1998

                           Re: Harvard Case No 1185-95

In consideration of the mutual promises and covenants set forth below, the parties hereto agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

1.1 AFFILIATE: any company, corporation, or business in which LICENSEE owns or controls at least fifty percent (50%) of the voting stock or other ownership. Unless otherwise specified, the term LICENSEE includes AFFILIATES.

1.2 FIELD: polyketide production, drug discovery and screening of polyketides and [**], manufacture of compounds developed as a result of such activities, and commercialization of such compounds for any and all purposes.

1.3 HARVARD: President and Fellows of Harvard College, a nonprofit Massachusetts educational corporation having offices at the Office for Technology and Trademark Licensing, 124 Mt. Auburn Street, Suite 410 South, Cambridge, Massachusetts 02138.

1.4 LICENSED PROCESSES: the processes covered by a VALID CLAIM in the country where such process is used, or in the country where the resulting product is manufactured or sold.

1.5 LICENSED PRODUCTS: products covered by a VALID CLAIM in the country of manufacture, use or sale, or products made or services provided in accordance with or by the practice of LICENSED PROCESSES.

1.6 LICENSEE: Kosan Biosciences, Inc. (Kosan) a corporation organized under the laws of California having its principal offices at 1450 Rollins Road, Burlingame, CA 94010.

1.7 NET SALES: the amount billed, invoiced, or received (whichever occurs first) by LICENSEE or its sublicensees, for sales, leases, or other transfers of LICENSED PRODUCTS, less:
         (a) customary trade, quantity or cash discounts and non-affiliated brokers' or agents' commissions actually allowed and taken;

         (b)      amounts repaid or credited by reason of rejection or return;
                  and


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         (c) to the extent separately stated on purchase orders, invoices, or other documents of sale, duties, taxes levied on and/or other governmental charges made as to production, sale, transportation, delivery or use and paid by or on behalf of LICENSEE or sublicensees.

         (d) reasonable charges for delivery or transportation provided by third parties, if separately stated.

         NET SALES also includes the fair market value of any non-cash consideration received by LICENSEE or sublicensees for the sale, lease, or transfer of LICENSED PRODUCTS. In the event LICENSEE negotiates in good faith a sublicense with a definition of NET SALES which differs from the above, and provided the negotiated definition does not cause material changes in the royalties due HARVARD, such negotiated definition shall control royalties due HARVARD hereunder for such sublicense, provided that HARVARD shall have thirty (30) days to review and approve the proposed negotiated definition, which approval shall not be unreasonably withheld.

1.8 ACADEMIC RESEARCH PURPOSES: use of PATENT RIGHTS for academic research or other not-for-profit scholarly purposes which are undertaken at a non-profit or governmental institution, that does not use the PATENT RIGHTS in the production or manufacture of products for sale or the performance of services for a fee, or in the performance of research sponsored by another for-profit entity. LICENSEE acknowledges that HARVARD is currently receiving research support from a foundation entity for cloning the biosynthetic genes for a particular natural product and for the expression of genes once cloned to test for activity, and such research shall be deemed to be for ACADEMIC RESEARCH PURPOSES hereunder, and HARVARD represents that the foundation sponsor has no right to manufacture or commercialize products under the PATENT RIGHTS.

1.9 NON-ROYALTY SUBLICENSE INCOME: Sublicense issue fees, sublicense maintenance fees, sublicense milestone payments, and similar non-royalty payments made by sublicensees to LICENSEE on account of sublicenses pursuant to this Agreement, including any initial option or license fees for any sublicense which includes the PATENT RIGHTS, and rights to the LICENSED PROCESSES or LICENSED PRODUCTS. Notwithstanding the above, it is understood and agreed that NON-ROYALTY SUBLICENSEE INCOME shall not include any amounts received by LICENSEE from sublicensees for: the purchase of equity in LICENSEE, debt financing, research and development, the license or sublicense of any intellectual property other than the PATENT RIGHTS, products other than LICENSED PRODUCTS, reimbursement for patent or other expenses, or sublicense milestone payments and other payments for milestones achieved or other events that did not result from the use of LICENSED PROCESSES or are not for LICENSED PRODUCTS.

1.10 PATENT RIGHTS: United States patent application [**], the inventions described and claimed therein, and any divisions, substitutions, continuations thereof, and continuations-in-part thereof to the extent the claims are directed to subject matter specifically described in [**], patents issuing on any of the preceding, and reexaminations, reissues and extensions thereof, and any and all foreign patent applications and patents corresponding thereto, or corresponding to PCT patent application No. US96/16202, all to the extent owned or controlled by HARVARD.

1.11     TERRITORY: Worldwide.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

1.12 VALID CLAIM: means an issued claim of any unexpired patent or a claim of any pending patent application within the PATENT RIGHTS which has not been held unenforceable, unpatentable or invalid by a decision of a court or governmental body of competent jurisdiction, in a ruling that is unappealable or unappealed within the time allowed for appeal, which has not been rendered unenforceable through disclaimer or otherwise, and which has not been lost through an interference proceeding. Notwithstanding the foregoing, a claim of a pending patent application shall cease to be a VALID CLAIM if no patent has issued on such claim on or prior to the seventh anniversary of the date of filing of the corresponding parent patent application, provided that such claim shall once again become a VALID CLAIM on the issue date of a patent that subsequently issues and covers such claim.

1.13 The terms 'Public Law 96-517" and 'Public Law 98-620" include all amendments to those statutes.

1.14 The terms 'sold' and 'sell' include, without limitation, leases and other transfers and similar transactions.



                                   ARTICLE II

                                REPRESENTATIONS

2.1 HARVARD and the Regents of the University of California ('The Regents') are joint owners by assignment from Ralph H. Lambalot, Amy M. Gehring and Christopher T. Walsh (to HARVARD) and Ralph Reid (to The Regents)of certain rights, title and interest in United States Patent Application [**] entitled 'Acyl Carrier Protein Synthases and Uses Thereof'
         (H.U. Case $$1185-95), in the foreign patent applications corresponding thereto, and in the inventions described and claimed therein.

         The Regents have authorized HARVARD to act as their sole patent and licensing agent for said patent applications under a letter of Agreement dated April 10, 1997, a copy of which is included in Appendix A.

2.2 HARVARD represents and warrants that: (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary institutional action on the part of HARVARD and The Regents;
         (ii)the PATENT RIGHTS are free and clear of any lien, encumbrance, security interest or restriction on license, other than those specified in Article III of this Agreement; (iii) it has not previously granted, and will not grant during the term of this Agreement, any right, license or interest in or to the PATENT RIGHTS, or any portion thereof, inconsistent with the license granted to LICENSEE herein; and (iv)there are no threatened or pending actions, suits, investigations, claims or proceedings in any way relating to the PATENT RIGHTS.

2.3 HARVARD has the authority to issue licenses under PATENT RIGHTS with respect to the entire interest of The Regents and HARVARD therein.

2.4 HARVARD is committed to the policy that ideas or creative works produced at HARVARD should be used for the greatest possible public benefit, and believes that every reasonable incentive should be provided for the prompt introduction of such ideas into public use, all in a manner consistent with the public interest.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

2.5 LICENSEE intends to diligently develop the invention and to bring LICENSED PRODUCTS to market which are subject to this Agreement.

2.6 LICENSEE is desirous of obtaining an exclusive license in the TERRITORY in order to practice the above-referenced invention covered by PATENT RIGHTS in the United States and in certain foreign countries, and to manufacture, use and sell in the commercial market the LICENSED PRODUCTS made in accordance therewith, and HARVARD is desirous of granting such a license to LICENSEE in accordance with the terms of this Agreement.

                                   ARTICLE III

                                 GRANT OF RIGHTS

3.1 HARVARD hereby grants to LICENSEE and LICENSEE accepts, subject to the terms and conditions hereof, in the TERRITORY and in the FIELD:

         an exclusive commercial license under PATENT RIGHTS to make and have made, to import, have imported, to use and have used, to offer for sale, to sell and have sold the LICENSED PRODUCTS, and to practice the LICENSED PROCESSES, for the life of the PATENT RIGHTS. Such licenses shall include the right to grant sublicenses under the terms outlined in this Agreement. In order to provide LICENSEE with commercial exclusivity for so long as the license under PATENT RIGHTS remains exclusive, HARVARD agrees that it will not grant licenses under PATENT RIGHTS to others except as required by HARVARD's obligations in paragraph 3.2(a) or as permitted in paragraph 3.2(b).

3.2 The granting and exercise of this license is subject to the following conditions:

         (a) HARVARD's "Statement of Policy in Regard to Inventions, Patents and Copyrights," dated August 10, 1998, Public Law 96-517, Public Law 98-620, and HARVARD's obligations under agreements with other non-profit sponsors of research. Any right granted in this Agreement greater than that permitted under Public Law 96-517, or Public Law 98-620, shall be subject to modification as may be required to conform to the provisions of those statutes.

         (b) HARVARD reserves the right to make and use, and grant to others researchers at non-profit or governmental institutions non-exclusive licenses to make and use for ACADEMIC RESEARCH PURPOSES only the subject matter described and claimed in PATENT RIGHTS.

         (c) LICENSEE shall use diligent efforts to effect introduction of the LICENSED PRODUCTS into the commercial market as soon as practicable, consistent with sound and reasonable business practice and judgment; thereafter, until the expiration of this Agreement, LICENSEE shall endeavor to keep LICENSED PRODUCTS reasonably available to the public.

         (d) At any time after three (3) years from the effective date of this Agreement, HARVARD may terminate or render this license non-exclusive if, in HARVARD's reasonable judgment, the Progress Reports furnished by LICENSEE do not demonstrate that
                  LICENSEE:

                  (i) has put the PATENT RIGHTS into commercial use in the country or countries hereby licensed, directly or through a sublicense, and is keeping products resulting from the use of the PATENT RIGHTS reasonably available to the public, or

                  (ii) is engaged in research, development, manufacturing, marketing or sublicensing activity reasonably appropriate to achieving the objectives of 3.2(d)(i). Such activity shall include, but not necessarily be limited to, achievement of the following milestones by LICENSEE:

                           (i) within twelve (12) months from the effective date of this Agreement, initiate or sponsor experiments designed to demonstrate heterologous expression of an [**] polyketide, using a LICENSED PROCESS or LICENSED PRODUCT;

                           (ii) within eighteen (18) months from the effective date of this Agreement, initiate or sponsor experiments designed to demonstrate heterologous expression of a [**] polyketide, using a LICENSED PROCESS or LICENSED PRODUCT;

                           (iii) within eight (8) years from the effective date of this Agreement, file or have a sublicensee file an IND or other regulatory permit for a LICENSED PROCESS or LICENSED PRODUCT;

         (e) In all sublicenses granted by LICENSEE hereunder, LICENSEE shall include a requirement that the sublicensee use reasonable efforts to bring the subject matter of the sublicense into commercial use in a timely manner. LICENSEE shall further provide in such sublicenses that such sublicenses are subject and subordinate to the terms and conditions of this Agreement, except (i): the sublicensee may not further sublicense, except to its agents, AFFILIATES, and distributors; and (ii) the rate of royalty on NET SALES paid by the sublicensee to the LICENSEE. Copies of all sublicense agreements shall be provided promptly to HARVARD; such copies shall be treated as confidential consistent with the provisions of Article 5.4(d).

         (f) If LICENSEE is unable or unreasonably unwilling to grant sublicenses, either as suggested by HARVARD or by a potential sublicensee or otherwise, and LICENSEE has not previously granted an exclusive license to a third party, then HARVARD may directly license such potential sublicensee unless, in HARVARD's reasonable judgment, such license would be contrary to sound and reasonable business practice, and the granting of such license would not materially increase the availability to the public of LICENSED PRODUCTS. In making any such determination, HARVARD agrees to take into serious consideration LICENSEE's reasons for being unwilling to grant the sublicense, including LICENSEE's belief that the sublicense would have a material adverse impact on LICENSEE's business. In any such event LICENSEE shall have the right of last refusal, to be exercised within sixty (60) days after notice in writing from Harvard, to sublicense such rights to such sublicensee(s) on terms no less favorable to such sublicensee(s) than those negotiated by Harvard.

         (g) A license in any other territory or field of use in addition to the TERRITORY and/or FIELD shall be the subject of a separate agreement and shall require LICENSEE's submission of evidence, satisfactory to HARVARD, demonstrating LICENSEE's willingness and ability to develop and commercialize in such other territory and/or field


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

                  of use the kinds of products or processes likely to be encompassed in such other territory and/or field.

         (h) During the period of exclusivity of this license in the United States, LICENSEE shall cause any LICENSED PRODUCT produced for sale by LICENSEE in the United States to be manufactured substantially in the United States. In the event that LICENSEE cannot obtain this guarantee from a sublicensee, HARVARD agrees to cooperate with LICENSEE in requesting the appropriate exemption from the United States Government.

3.3 All rights reserved to the United States Government and others under Public Law 96-517, and Public Law 98-620, shall remain and shall in no way be affected by this Agreement.


                                   ARTICLE IV

                                    ROYALTIES

4.1 LICENSEE shall pay to HARVARD a non-refundable license issue fee of [**] dollars ($[**]). [**] of this sum ($[**]) shall be payable upon execution of this Agreement and the balance of the sum ($[**]) on the first anniversary of the date of execution.

4.2      (a)      LICENSEE shall pay to HARVARD during the term of this
                  Agreement with respect to LICENSED PRODUCTS within the scope of an issued VALID CLAIM in the country of manufacture, use or sale, a royalty of [**] percent ([**]%) of NET SALES made by LICENSEE. In the case of sublicenses, LICENSEE shall pay to HARVARD a royalty of [**] percent ([**]%) of NET SALES made by sublicensees with respect to LICENSED PRODUCTS within the scope of an issued VALID CLAIM in the country of manufacture use or sale. In the case of sublicenses, LICENSEE shall also pay to HARVARD a royalty of [**] percent ([**]%)of
                  NON-ROYALTY SUBLICENSE INCOME, provided however, that this sum shall not exceed [**] dollars ($[**]) for any given sublicense.

         (b) The royalty rates set forth in Paragraph 4.2(a) above shall be reduced by [**] percent ([**]%) if the applicable LICENSED PRODUCTS are not within the scope of an issued VALID CLAIM of a patent within the PATENT RIGHTS in the country such LICENSED PRODUCTS are manufactured, used or sold, but are within the scope of a pending VALID CLAIM of a patent application within the PATENT RIGHTS in the country such LICENSED PRODUCTS are manufactured used or sold. However, this provision shall not apply to NON-ROYALTY SUBLICENSE INCOME payable under Paragraph
                  4.2 (a) above.

         (c) on sales between LICENSEE and its AFFILIATES or sublicensees for resale, the royalty shall be paid on the NET SALES of the AFFILIATE or sublicensee.

         (d) In the event that a LICENSED PRODUCT is sold in combination as a single product with another product, active component or service whose sale and use are not covered by a VALID CLAIM of the LICENSED PRODUCT in the country for which the combination product is sold, NET SALES from such sales for purposes of calculating the amounts due under Paragraph 4.2(a) and (b) above shall be calculated by


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

                  multiplying the NET SALES of that combination by the fraction A/(A + B), where A is the gross selling price of the LICENSED PRODUCT sold separately and B is the gross selling price of the other product, active component or service sold separately; provided that pursuant to this adjustment provision the applicable percentage royalty (based on NET SALES or NON-ROYALTY SUBLICENSE INCOME) shall not be reduced to below [**] ([**]%) of the original rate specified.
                  In the event that no such separate sales are made by LICENSEE or its sublicensee, NET SALES for royalty determination shall be as reasonably allocated by agreement of HARVARD and LICENSEE between such LICENSED PRODUCT and such other product, active component or service, based upon their relative importance and proprietary protection.

         (e) No more than one royalty payment shall be due with respect to a sale of a particular LICENSED PRODUCT. No multiple royalties shall be payable because any LICENSED PRODUCT, or its manufacture, sale or use is covered by more than one VALID CLAIM. No royalty shall be payable under this Paragraph 4.2 with respect to LICENSED PRODUCTS distributed for use in research and/or development, or in clinical trials.

         (f) Royalties due under this Paragraph 4.2 shall be payable on a country-by-country and LICENSED PRODUCT-by-LICENSED PRODUCT basis until the expiration of the last-to-expire issued VALID CLAIM covering such LICENSED PRODUCT in such country.

4.3 No later than January 1 of each calendar year after the first commercial sale of a LICENSED PRODUCT, LICENSEE shall pay to HARVARD a minimum annual royalty of [**] dollars ($[**]). This minimum royalty payment shall be included in the Royalty Reports under Paragraph 5.4 and credited against earned royalties for that calendar year only.

4.4 No later than January 1 of each calendar year after the effective date of this Agreement, and until the first commercial sale of a LICENSED PRODUCT, LICENSEE shall pay to HARVARD the following non-refundable license maintenance royalty and/or advance on royalties. [**] percent ([**]%) Of such payments may be credited against royalties on sales due for that calendar year or any subsequent calendar year and Royalty Reports shall reflect such a credit. However, such credits shall not reduce the amount of minimum royalties, royalties on sales or other payments due in any calendar year by more than [**] percent ([**]%) in any one year.

                           [**]                [**] dollars ($[**])
                           [**]                [**] dollars ($[**])
                           [**]                [**] dollars ($[**])
                           [**]                [**] dollars ($[**])


4.5 No later than January 1 of the calendar year following achievement of the following milestones LICENSEE shall pay to HARVARD the following non-refundable milestone payments:

                           [**]                 $[**]


         No second milestone payment for an IND filing shall be made if the LICENSED PRODUCT for which the second IND filing is made contains an active ingredient that was a component of


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         another LICENSED PRODUCT for which a previous IND filing was made and the milestone payment therefor paid.

                           [**]                            $[**]

         Such payments shall be fully credited against royalties on sales due for any subsequent calendar year or running royalties due for that calendar year and Royalty Reports shall reflect such a credit. However, such credits shall not reduce the amount of minimum royalties, royalties on sales or other payments due in any calendar year by more than [**] percent ([**]%) in any one year.

4.6 LICENSEE shall be responsible for the payment of any amounts due to third parties to obtain and practice any rights necessary to exploit the PATENT RIGHTS. Up to [**] percent ([**]%) of any such payments by LICENSEE may be credited against any amounts due to HARVARD, except that such credits shall not reduce the amount of minimum royalties, royalties on sales or other payments due in any calendar year by more than [**] percent ([**]%) in any one year.

4.7 The total of all credits against minimum royalties, royalties on sales or other payments under Article IV shall not reduce the total amount of minimum royalties, royalties on sales or other payments due to HARVARD in any calendar year by more than [**] percent ([**]%) in any one year. Any credit which is unexpended may be carried forward until applied.

                                    ARTICLE V

                                    REPORTING

5.1 Prior to signing this Agreement, LICENSEE has provided to HARVARD a written research and development plan under which LICENSEE intends to bring the subject matter of the licenses granted hereunder into commercial use upon execution of this Agreement. Such plan includes projections of sales and proposed marketing efforts.

5.2 No later than [**] after June 30 of each calendar year, LICENSEE shall provide to HARVARD a written annual Progress Report describing progress on research and development, regulatory approvals, manufacturing, sublicensing, marketing and sales during the most recent twelve (12) month period ending June 30 and plans for the forthcoming year. This Progress Report may be combined with the Royalty Report due under Paragraph 5.4 (a). If progress differs from that anticipated in the plan required under Paragraph 5.1, LICENSEE shall explain the reasons for the difference and propose a modified research and development plan for HARVARD's review. LICENSEE shall also provide any reasonable additional data HARVARD requires to evaluate LICENSEE's performance.

5.3 LICENSEE shall report to HARVARD the date of first sale of LICENSED PRODUCTS (or results of LICENSED PROCESSES) in each country within [**] of occurrence.

5.4      (a)    LICENSEE shall submit to HARVARD within [**] after each [**], a
                Royalty Report setting forth for such [**] at least the following information:


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

                  (i) the number of LICENSED PRODUCTS sold by LICENSEE, its AFFILIATES and sublicensees in each country, as reported to LICENSEE, and any subsequent corrections to the initial report to LICENSEE;

                  (ii)     total billings for such LICENSED PRODUCTS;

                  (iii) an accounting for all LICENSED PROCESSES used or sold;

                  (iv) deductions applicable to determine the NET SALES thereof;

                  (v) the amount of NON-ROYALTY SUBLICENSE INCOME received by LICENSEE, until the amount due under Paragraph 4.2
                           (a) has been paid; and

                  (vi) the amount of royalty due thereon, or the amount of license maintenance or milestone payments due. If no royalties or other payments are due to HARVARD for any reporting period, the Royalty Report shall include the statement that no royalties are due.

                  Such report shall be certified as correct by an officer of LICENSEE and shall include a detailed listing of all deductions from royalties.

         (b) LICENSEE shall pay to HARVARD with each such Royalty Report the amount of royalty due with respect to such half year. If multiple technologies are covered by the license granted hereunder, LICENSEE shall specify which PATENT RIGHTS are utilized for each LICENSED PRODUCT and LICENSED PROCESS included in the Royalty Report.

         (c) All payments due hereunder shall be deemed received when funds are credited to HARVARD's bank account and shall be payable by check or wire transfer in United States dollars. Conversion of foreign currency to U.S. dollars shall be made at the conversion rate existing in the United States (as reported in the New York Times or the Wall Street Journal) on the last working day of each royalty period. No transfer, exchange, collection or other charges shall be deducted from such payments.

         (d) All such royalty reports and other reports containing LICENSEE'S business terms and information shall be maintained in confidence by HARVARD except as required by law, or by specific reporting requirements to the Federal Government; however, HARVARD may include in its usual reports annual amounts of royalties paid.

         (e) Late payments shall be subject to a charge of [**] percent ([**]) per month, or [**] dollars ($[**]), whichever is greater.

                                   ARTICLE VI

                                 RECORD KEEPING

6.1 LICENSEE shall keep, and shall require its AFFILIATES and sublicensees to keep, accurate records (together with supporting documentation) of LICENSED PRODUCTS made, used or sold under this Agreement, appropriate to determine the amount of royalties due to HARVARD


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         hereunder. Such records shall be retained for at least [**] following the end of the reporting period to which they relate. They shall be available during normal business hours for examination by an accountant selected by HARVARD, reasonably acceptable to LICENSEE for the sole purpose of verifying reports and payments hereunder. In conducting examinations pursuant to this paragraph, HARVARD's accountant shall have access to all records which HARVARD reasonably believes to be relevant to the calculation of royalties under Article IV.

6.2 HARVARD's accountant shall not disclose to HARVARD any information other than information relating to the accuracy of reports and payments made hereunder.

6.3 Such examination by HARVARD's accountant shall be at HARVARD's expense, except that if such examination shows an underreporting or underpayment in excess of [**] percent ([**]%) for any [**] period, then
         LICENSEE shall pay the cost of such examination as well as any additional sum that would have been payable to HARVARD had the LICENSEE reported correctly, plus interest on said sum at the rate of [**] percent ([**] %) per month.


                                   ARTICLE VII

               DOMESTIC AND FOREIGN PATENT FILING AND MAINTENANCE

7.1 Upon execution of this Agreement, LICENSEE shall reimburse HARVARD for all reasonable expenses HARVARD has incurred for the preparation, filing, prosecution and maintenance of PATENT RIGHTS. Thereafter, subject to Paragraph 7.4, LICENSEE shall reimburse HARVARD, within forty five (45) days from receipt of an invoice, for all reasonable amounts for such future expenses agreed upon by the parties under this
         Article VII, which invoice shall not precede the accrual of such future expenses by more than sixty (60) days. Late payment of these invoices shall be subject to interest charges of [**] percent ([**]%) per month. HARVARD shall, in its sole discretion, using patent counsel reasonably acceptable to LICENSEE, be responsible for the preparation, filing, prosecution and maintenance of any and all patent applications and patents included in PATENT RIGHTS. HARVARD shall consult with LICENSEE as to the preparation, filing, prosecution and maintenance of such patent applications and patents and any interference or opposition relating thereto and shall furnish to LICENSEE copies of documents relevant to any such preparation, filing, prosecution or maintenance.

7.2 HARVARD shall promptly provide to LICENSEE copies of any and all patent applications within the PATENT RIGHTS filed by HARVARD during the term of this Agreement and all material documents received from or sent to any patent office relating thereto which relate to the scope, term, maintenance, validity, or enforceability of any of the PATENT RIGHTS, or any challenge to or change to any of the preceding.

7.3 HARVARD and LICENSEE shall cooperate fully in the preparation, filing, prosecution and maintenance of PATENT RIGHTS and of all patents and patent applications licensed to LICENSEE hereunder, executing all papers and instruments or requiring members of HARVARD to execute such papers and instruments so as to enable HARVARD to apply for, to prosecute and to maintain patent applications and patents in HARVARD's name in any country. Each party shall provide to the other prompt notice as to all matters which come to its attention and which may affect the preparation, filing, prosecution or maintenance of any such patent applications or patents.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

7.4 LICENSEE may elect to surrender its PATENT RIGHTS in any country upon sixty (60) days' written notice to HARVARD. Such notice shall not relieve LICENSEE from responsibility to reimburse HARVARD for patent-related expenses incurred prior to the expiration of the sixty (60)-day notice. However, LICENSEE shall not have responsibility to reimburse HARVARD for patent-related expenses incurred subsequent to expiration of the notice, and HARVARD shall make an effort to minimize patent-related expenses during the sixty
         (60)-day notice period.

                                  ARTICLE VIII

                                  INFRINGEMENT

8.1 With respect to any PATENT RIGHTS that are exclusively licensed to LICENSEE pursuant to this Agreement, LICENSEE shall have the right but not the obligation to prosecute in its own name and at its own expense any suit relating to the infringement of such patent, so long as such license is exclusive at the time of the commencement of such action. LICENSEE shall have the right to authorize sublicensees to conduct such actions. HARVARD agrees to notify LICENSEE promptly of each infringement of such patents of which HARVARD is or becomes aware, providing all available details relating thereto. Before LICENSEE commences an action with respect to any infringement of such patents, LICENSEE shall give careful consideration to the views of HARVARD and to potential effects on the public interest in making its decision whether or not to sue.

8.2      (a)      If LICENSEE elects to commence an action as described
                  above, HARVARD may, to the extent permitted by law, elect to join as a party in that action. Regardless of whether HARVARD elects to join as a party, HARVARD shall cooperate fully with LICENSEE in connection with any such action.

         (b)      If HARVARD elects to join as a party pursuant to subparagraph
                  (a), HARVARD shall jointly control the action with LICENSEE.

         (c) If HARVARD is required to join LICENSEE as a party pursuant to subparagraph (a) for LICENSEE to maintain such activity, HARVARD shall join and LICENSEE shall reimburse HARVARD for any costs HARVARD incurs, including reasonable attorneys' fees, as part of an action brought by LICENSEE, irrespective of whether HARVARD becomes a co-plaintiff.

8.3 No settlement, consent judgment or other voluntary final disposition of the suit which imposes any obligations or costs on HARVARD may be entered into without the prior written consent of HARVARD, which consent shall not be unreasonably withheld.

8.4 Recoveries or reimbursements from actions commenced pursuant to this Article shall first be applied to reimburse LICENSEE and HARVARD for any costs of the action not previously reimbursed under Paragraph 8.2(c) above. Any remaining recoveries or reimbursements which are paid in replacement of lost or forfeited sales by LICENSEE or a sublicensee shall be retained by LICENSEE and treated as NET SALES of LICENSED PRODUCTS, subject to the royalty obligations to HARVARD outlined in Paragraph 4.2 above. Any additional recoveries or reimbursements which are payments for wilful infringement or punitive damages shall be shared by LICENSEE and HARVARD in proportion to the expenses each, without reimbursement from the other, incurred in conducting the suit.

8.5 If LICENSEE elects not to exercise its right to prosecute an infringement of the PATENT RIGHTS pursuant to this Article, HARVARD may do so at its own expense, controlling such action and retaining all recoveries therefrom. LICENSEE shall cooperate fully with HARVARD in connection with any such action, and subsequent to determination of recoveries or reimbursements, costs incurred by LICENSEE shall be reimbursed by HARVARD.

8.6 In the event the recoveries or reimbursements are not sufficient to cover the parties' costs, reimbursements shall be allocated in proportion to the expenses LICENSEE and HARVARD incurred in conducting the suit.

8.7 Without limiting the generality of Paragraph 8.5, HARVARD may, at its election and by notice to LICENSEE, establish a time limit of one hundred and twenty (120) days for LICENSEE to decide whether to prosecute any infringement of which HARVARD is or becomes aware. If, by the end of such period, LICENSEE has not commenced such an action, HARVARD may prosecute such an infringement at its own expense, controlling such action and retaining all recoveries therefrom. With respect to any such infringement action prosecuted by HARVARD in good faith, LICENSEE shall pay over to HARVARD any payments (whether or not designated as 'royalties') made by the alleged infringer to LICENSEE under any existing sublicense, where sublicensee has been notified that they are in default under the terms of the sublicense, or future sublicense entered into as a result of such infringement action authorizing LICENSED PRODUCTS, up to the amount of HARVARD's unreimbursed litigation expenses (including, but not limited to, reasonable attorneys' fees).

8.8 If a declaratory judgment action is brought naming LICENSEE as a defendant and alleging invalidity of any of the PATENT RIGHTS, and requiring LICENSEE to respond within twenty (20) days, HARVARD may, with notice to LICENSEE within ten (10) days of the commencement of such an action, elect to take over the sole defense of the action at its own expense. LICENSEE shall cooperate fully with HARVARD in connection with any such action. Otherwise, LICENSEE shall have the right to conduct such action, subject to Paragraph 8.1 above.

                                   ARTICLE IX

                            TERMINATION OF AGREEMENT

9.1 This Agreement, unless terminated as provided herein, shall remain in effect until the last patent or patent application in PATENT RIGHTS has expired or been abandoned.

9.2 HARVARD may terminate this Agreement with thirty (30) days notice and without cure by LICENSEE or within such other period expressly provided in this Paragraph 9.2, as follows:

         (a) If LICENSEE does not make a payment due hereunder and fails to cure such non-payment (including the payment of interest in accordance with Paragraph 5.4(e)) within forty-five (45) days after the date of notice in writing of such non-payment by HARVARD.

         (b) If LICENSEE defaults in its obligations under Paragraph 10.4(c) and (d) to procure and maintain insurance.

         (c) If, at any time after three (3) years from the date of this Agreement, HARVARD determines that the Agreement should be terminated pursuant to Paragraph 3.2(d).

         (d) If LICENSEE shall become insolvent, shall make an assignment for the benefit of creditors, or shall have a petition in bankruptcy filed for or against it. Such termination shall be effective immediately upon HARVARD giving written notice to LICENSEE.

         (e)      If an examination by HARVARD's accountant pursuant to
                  Article VI shows an underreporting or underpayment by LICENSEE in excess of twenty percent (20%) for any twelve
                  (12) month period, and LICENSEE fails to cure such non-payment within forty-five (45) days after the date of notice in writing of such non-payment by HARVARD.

         (f) If LICENSEE is convicted of a felony relating to the manufacture, use, or sale of LICENSED PRODUCTS.

         (g) Except as provided in subparagraphs (a), (b), (c), (d), (e) and (f) above, if LICENSEE defaults in the performance of any obligations under this Agreement and the default has not been remedied within ninety (90) days after the date of notice in writing of such default by HARVARD.

9.3 Notwithstanding Paragraph 9.2 above, if either party materially breaches this Agreement, the other party may elect to give the breaching party written notice describing the alleged breach. If the breaching party has not cured such breach after receipt of such notice within the applicable period specific above, the notifying party will be entitled, in addition to any other rights it may have under this Agreement, to terminate this Agreement effective immediately; provided, however, if either party receives notification from the other of a material breach and if the party alleged to be in default notifies the other party in writing within thirty (30) days of receipt of such default notice that it disputes the asserted default, the matter will be submitted to binding arbitration as provided in Paragraph 11.15 of this Agreement. In such event, the nonbreaching party shall not have the right to terminate this Agreement until it has been determined in such arbitration proceeding that the other party materially breached this Agreement, and the breaching party fails to cure such breach within ninety (90) days after the conclusion of such arbitration proceeding.

9.4      (a)      Termination of this Agreement for any reason shall not release any party hereto from any liability which, at the time of such termination, has already accrued to the other party or which is attributable to a period prior to such termination, nor preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity which accrued or are based upon any event occurring prior to such termination.

         (b) In the event this Agreement is terminated for any reason, LICENSEE and sublicensees, shall for a period not to exceed six (6) months or one hundred and eighty (180), have the right to sell or otherwise dispose of the stock of any LICENSED PRODUCTS then on hand, subject to Article III.

         (c) LICENSEE may terminate this Agreement by giving ninety (90) days' advance written notice of termination to HARVARD, and paying a termination fee of five thousand dollars ($5,000). Upon termination, LICENSEE shall submit a final Royalty Report to

                  HARVARD and any royalty payments and unreimbursed patent expenses invoiced by HARVARD shall become immediately payable.

         (d) In the event of any termination of this Agreement any sublicenses granted by LICENSEE shall remain in force and effect and shall be assigned by LICENSEE to HARVARD, provided, that such sublicensee is currently in good standing with regard to its obligations under the sublicense or has cured any default or breach within the period provided in such sublicense, and further provided, that the financial obligations of each such sublicensee shall be limited to those due HARVARD hereunder for the practice of such a sublicense, and further provided that no added obligations are imposed on HARVARD as a result of this assignment.

9.5      Article  X and  Paragraphs  6.1,  6.2,  6.3,  8.4,  8.5,  9.4  and  9.5
         of this  Agreement  shall  survive termination.

                                    ARTICLE X

                                     GENERAL

10.1 HARVARD does not warrant the validity of the PATENT RIGHTS licensed hereunder and makes no representations whatsoever with regard to the scope of the licensed PATENT RIGHTS or that such PATENT RIGHTS may be exploited by LICENSEE, an AFFILIATE, or sublicensee without infringing other patents.

10.2 HARVARD EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR EXPRESS WARRANTIES AND MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PATENT RIGHTS OR INFORMATION SUPPLIED BY HARVARD, LICENSED PROCESSES OR LICENSED PRODUCTS CONTEMPLATED BY THIS AGREEMENT.

10.3     (a)      LICENSEE shall indemnify, defend and hold harmless HARVARD and
                  The Regents and their current or former directors, governing board members, trustees, officers, faculty, medical and professional staff, employees, students, and agents and their respective successors, heirs and assigns (collectively, the 'Indemnitees'), against any liability, damage, loss or expenses (including reasonable attorneys' fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability
                  (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

         (b) LICENSEE shall, at its own expense, provide attorneys reasonably acceptable to HARVARD to defend against any actions brought or filed against any Indemnitee hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

         (c) Beginning at the time any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in amounts not less than two million dollars ($2,000,000) per incident and two million dollars
                  ($2,000,000) annual aggregate and naming the Indemnitees as additional insureds. During clinical trials of any such product, process or service, LICENSEE shall, at its sole cost and expense, procure and maintain commercial general liability insurance in such equal or lesser amount as HARVARD shall reasonably require, naming the Indemnitees as additional insureds. Such commercial general liability insurance shall provide (i) product liability coverage and
                  (ii) broad form contractual liability coverage for LICENSEE's indemnification under this Agreement. If
                  LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of two hundred and fifty thousand dollars ($250,000) annual aggregate) such self-insurance program must be acceptable to HARVARD and the Risk Management Foundation of the Harvard Medical Institutions, Inc. in their sole discretion. The minimum amounts of insurance coverage required shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under this Agreement.

         (d) LICENSEE shall provide HARVARD with written evidence of such insurance upon request of HARVARD. LICENSEE shall provide HARVARD with written notice at least [**] prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such [**] period, HARVARD shall have the right to terminate this Agreement effective at the end of [**] period without notice or any additional waiting periods.

         (e) LICENSEE shall maintain such commercial general liability insurance beyond the expiration or termination of this Agreement during (i) the period that any product, process, or service, relating to, or developed pursuant to, this Agreement is being commercially distributed or sold by LICENSEE or by a sublicensee, AFFILIATE or agent of LICENSEE and (ii) a reasonable period after the period referred to in (e)(i) above which in no event shall be less than fifteen (15) years.

10.4 LICENSEE shall not use HARVARD's or The Regents' name or insignia, or any adaptation of them, or the name of any of HARVARD's or The Regents' inventors in any advertising, promotional or sales literature without the prior written approval of HARVARD.

10.5 Without the prior written approval of HARVARD in each instance, which approval shall not be unreasonably withheld, neither this Agreement nor the rights granted hereunder shall be assigned in whole or in part by LICENSEE to any person whether voluntarily or involuntarily, by operation of law or otherwise, except that LICENSEE may assign this Agreement and the rights granted hereunder, in whole or in part, without such consent, to a successor to substantially all of the business or assets relating to the LICENSED PRODUCTS, and such succession may include but not be limited to one by acquisition, merger, change of corporate name or change in make-up, organization, state of incorporation, or identity. Any such assignment shall occur without any further consideration to HARVARD. This Agreement shall be binding upon the respective successors, legal representatives and assignees of HARVARD and LICENSEE.

10.6 The interpretation and application of the provisions of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

10.7 LICENSEE shall comply with all applicable laws and regulations. In particular, it is understood and acknowledged that the transfer of certain commodities and technical data is


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         subject to United States laws and regulations controlling the export of such commodities and technical data, including all Export Administration Regulations of the United States Department of Commerce. These laws and regulations among other things, prohibit or require a license for the export of certain types of technical data to certain specified countries. LICENSEE hereby agrees and gives written assurance that it will comply with all United States laws and regulations controlling the export of commodities and technical data, that it will be solely responsible for any violation of such by LICENSEE or its AFFILIATES or sublicensees, and that it will defend and hold HARVARD and The Regents harmless in the event of any legal action of any nature occasioned by such violation.

10.8 LICENSEE agrees (i) to use reasonable efforts to obtain all regulatory approvals required for the manufacture and sale of LICENSED PRODUCTS and LICENSED PROCESSES and (ii) to utilize appropriate patent marking on such LICENSED PRODUCTS, as required by applicable law. LICENSEE also agrees to register or record this Agreement as is required by law or regulation in any country where the license is in effect.

10.9 Any notices to be given hereunder shall be sufficient if signed by the party (or party's attorney) giving same and either (a) delivered in person, or (b) mailed certified mail return receipt requested, or (c) faxed to the other party if the sender has evidence of successful transmission and if the sender promptly sends the original by ordinary mail, in any event to the following addresses:

                  If to LICENSEE:

                  KOSAN Biosciences, Inc.
                  1450 Rollins Road
                  Burlingame, CA 94010

                  Attention: Chief Executive Officer

                  Fax No.: 650-343-2931

                  If to Harvard to:

                           Office for Technology and
                              Trademark Licensing
                           Harvard University
                           124 Mt. Auburn Street, Suite 410 South
                           Cambridge, MA 02138

                           Fax No.: 617-495-9568

                  and to:

                           Harvard Medical School
                           Office of Technology Licensing and
                              Industry-Sponsored Research
                           220 Longwood Avenue
                           Room 159
                           Boston, MA 02115

                           Fax No.: 617-432-2788

         By such notice either party may change their address for future notices.

         Notices delivered in person shall be deemed given on the date delivered. Notices sent by fax shall be deemed given on the date faxed. Notices mailed shall be deemed given on the date postmarked on the envelope.

10.10 Should a court of competent jurisdiction later hold any provision of this Agreement to be invalid, illegal, or unenforceable, and such holding is not reversed on appeal, it shall be considered severed from this Agreement. All other provisions, rights and obligations shall continue without regard to the severed provision, provided that the remaining provisions of this Agreement are in accordance with the intention of the parties.

10.11 Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, Act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming party and the nonperforming party has exerted all reasonable efforts to avoid or remedy such force majeure; provided, however, that in no event shall a party be required to settle any labor dispute or disturbance.

10.12 Each party shall furnish to the other party any information related to the subject matter of this Agreement requested or required by that party during the term of this Agreement or any extensions hereof to enable that party to comply with the requirements of any U.S. or foreign federal, state and/or government agency.

10.13 NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

10.14 In the event of any controversy or claim arising out of or relating to any provision of this Agreement or the breach thereof, the parties shall try to settle such conflict amicably between themselves. Subject to the limitation stated in the final sentence of this section, any such conflict which the parties are unable to resolve promptly shall be settled through arbitration conducted in accordance with the rules of the American Arbitration Association. The demand for arbitration shall be filed within a reasonable time after the controversy or claim has arisen, and in no event after the date upon which institution of legal proceedings based on such controversy or claim would be barred by the applicable statute of limitation. Such arbitration shall be held in Boston, Massachusetts. The award through arbitration shall be final and binding. Either party may enter any such award in a court having jurisdiction or may make application to such court for judicial acceptance of the award and an order of enforcement, as the case may be. Notwithstanding the foregoing, either party may, without recourse to arbitration, assert against the other party a third-party claim or cross-claim in any action brought by a third party, to which the subject matter of this Agreement may be relevant.

10.15 This Agreement constitutes the entire understanding between the parties and neither party shall be obligated by any condition or representation other than those expressly stated herein or as may be subsequently agreed to by the parties hereto in writing.

10.16 At any time or from time to time on and after the date of this Agreement, HARVARD shall at the written request of LICENSEE (i) deliver to LICENSEE such records, data or other documents consistent with the provisions of this Agreement, (ii) execute, and deliver or cause to be delivered, all such consents, documents or further instruments of transfer or license, and (iii) take or cause to be taken all such actions, as LICENSEE may reasonably deem necessary or desirable in order for LICENSEE to obtain the full benefits of this Agreement and the transactions contemplated hereby.

10.17 This Agreement may be executed in two (2) counterparts, each of which shall be deemed an original and which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.



PRESIDENT AND FELLOWS OF
HARVARD COLLEGE


Signature:        /s/ Joyce Brinton                  11/20/98
          ---------------------------------------------------

Name:             Joyce Brinton

Title:            Director
                  Office for Technology and
                  Trademark Licensing

Date:             11/20/98
     --------------------------------------------------------


LICENSEE


Signature:        /s/ Michael Ostrach
          ---------------------------------------------------

Name:             Michael Ostrach

Title:            Chief Operating Officer
                  KOSAN Biosciences Inc

Date:             12/2/98
     --------------------------------------------------------

                                                                      APPENDIX A

                   INTERINSTITUTIONAL ADMINISTRATION AGREEMENT
                               HARVARD CASE # 1185
                              U.C. CASE # SF-97-133
                                  N.D. 4/18/97


Effective this 10TH day of APRIL 1997, (the "Effective Date") the President and Fellows of Harvard College, a charitable corporation of the Commonwealth of Massachusetts, having an address at University Place, Fourth Floor South, 124 Mt. Auburn Street, Cambridge, MA 02138, hereinafter referred to as "Harvard," and The Regents of the University of California, a California corporation having its corporate offices located at 300 Lakeside Drive, 22nd floor, Oakland, CA 94612 acting through its offices located at Office of Technology Management, University of California San Francisco, 745 Parnassus Ave. Box 1209, San Francisco, CA 94143-1209, hereinafter referred to as "The Regents" agree as follows:

                                  1. BACKGROUND

1.1 Harvard and The Regents, with support from the National Institutes of Health, have conducted certain research in the field of isolated and purified natural and recombinant phosphopantethenyl transferases. Such research resulted in an invention, generally characterized as "Phosphopantethenyl Transferases and Uses Thereof", (hereinafter the "Invention"), and is covered by Patent Rights, as defined below.

1.2 The Invention was invented jointly by Ralph H. Lambalot, Amy M. Gehring and Christopher T. Walsh of Harvard and Ralph Reid of The Regents, hereinafter referred to as the "Inventors." Lambalot, Gehring and Walsh have assigned or will assign their undivided Patent Rights and interest in the Invention to Harvard, and Reid has assigned or will assign his undivided Patent Rights and interest in the Invention to The Regents.

1.3 It is the mutual desire of the parties to this Agreement that the Patent Rights be administered by Harvard, subject to any overriding obligations to the aforesaid sponsors of the research, and that Harvard manage the marketing and licensing efforts of said Patent Rights.

                                 2. DEFINITIONS

2.1 "Patent Rights" means the subject matter of a United States patent application filed October 11, 1996 entitled "Phosphopantethenyl Transferases and Uses Thereof" (Serial No. to be determined), assigned to The Regents (Case No. SF 97-133) and to Harvard (Harvard Case No.
         1185); any continuations, divisions or extensions; any patents issuing on said applications including reissues and reexaminations; any continuations-in-part for which Inventors are legally listed among the legal inventors on the U.S. patent application and any foreign

         (non-U.S.) counterparts including continuations, divisions or extensions and all patents which issue therefrom in any country; all of which will be automatically incorporated in and added to this Agreement from time to time, and to the extent now existing are identified in Appendix A attached to the Agreement and made a part thereof.

2.2 "Sponsor" means NIH under Grant Nos. HL-43821 awarded to The Regents and the National Institutes of Health under Grant Nos. GM 20011 and GM 16583 awarded to Harvard.

2.3 "Revenues" mean every receipt, royalty, commission, fee or reimbursement of patent prosecution costs (previously split with The Regents) by licensees arising from the ownership or licensing of Patent Rights, but excludes recoveries resulting from infringement litigation, less any direct expenses incurred by Harvard or The Regents in the licensing or marketing of Patent Rights.

2.4 "Patent Costs" mean all reasonable and actual out-of-pocket past, present and future costs incurred for the preparation, filing, prosecution, maintenance and litigation (other than infringement litigation) of Patent Rights, exclusive of any salaries, administrative or other indirect costs.

                      3. PATENT PROSECUTION AND PROTECTION

3.1 Upon execution of this Agreement, Harvard shall assume responsibility for the prosecution and maintenance of the Patent Rights. Such Patent Rights shall be held in the names of Harvard and The Regents and shall be obtained with counsel of Harvard's choice. Harvard shall promptly provide to The Regents all serial numbers and filing dates, together with copies of all such applications or patents, including copies of all Office Actions, Responses and all other Patent Office communications to allow The Regents to comment on such prior to filing. Any comments or suggestions by The Regents shall be given due consideration by Harvard.

3.2 Notwithstanding any other provision of this Agreement, Harvard shall not abandon the prosecution of any patent application (except for purposes of filing continuation or continuation-in-part applications) or the maintenance of any patent contemplated by this Agreement without sixty (60) days prior written notice to The Regents. Within thirty (30) days of receipt of notice of proposed abandonment, The Regents must, in writing, either (a) concur in the abandonment or (b) elect to assume responsibility for the prosecution and maintenance of all Patent Rights that Harvard proposes to abandon. Lack of written response to Harvard within thirty (30) days shall be deemed to constitute concurrence.

3.3 All Patent Costs shall be shared on a [**] proprtionate basis by The Regents and Harvard, respectively. Harvard shall submit quarterly itemized statements


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         to The Regents of Patent Costs incurred by Harvard. The Regents shall reimburse Harvard for [**] percent ([**]%) of the incurred Patent Costs within [**] of receipt of such itemized statements.

3.4 Upon execution of this Agreement, Harvard shall submit statements of itemized Patent Costs incurred by Harvard (and not previously reimbursed by an optionee or licensee) prior to the Effective Date. The Regents shall reimburse Harvard for [**] percent ([**]%) of the Patent Costs within [**] of receipt of such itemized statements.

3.5 If The Regents should fail to reimburse Harvard for its share of Patent Costs according to Paragraph 3.3 or 3.4, Harvard may give written notice of default to The Regents pursuant to Article 7 (Governing Laws, Settling Disputes) of this Agreement. If The Regents should fail to repair such default within thirty (30) days from the receipt of such notice, Harvard may construe such default as termination pursuant to
         Article 13 (Termination by Harvard), provided that in the case where The Regents has identified discrepancies in billing, payment for the contested item(s) may be delayed pending resolution. All such disputes shall be resolved by good faith negotiation between the parties and, if that fails, then by arbitration in accordance with Article 7 (Governing Laws, Settling Disputes).

3.6 In the event that Harvard anticipates the possibility of any extraordinary expenditures arising from the preparation, filing, prosecution, licensing or defense of any patent application or patent contemplated by this Agreement, Harvard shall provide The Regents with full particulars and shall discuss with The Regents a mutually acceptable course of action prior to incurrence of such expenditures.

                                  4. LICENSING

4.1 Harvard shall use reasonable efforts to seek licensee(s) for the commercial development of the Patent Rights and shall administer the Patent Rights for the mutual benefit of the parties and in the best public interest. The parties shall consult and mutually agree prior to the granting of any licenses, which shall be signed by Harvard on behalf of Institution. Harvard shall promptly provide copies of all fully executed licenses issued on said Patent Rights to The Regents.

4.2 Harvard shall not negotiate any paid-up licenses, other than pursuant to the patent provisions of Sponsor's grant as cited in Paragraph 1.1 or unless restricted to research use only. Further, Harvard shall not assign patent rights to any third party, notwithstanding any other provision of this Agreement or Sponsor consent, without prior written notice to The Regents.


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

4.3 Harvard shall distribute Revenues on the basis of [**] percent ([**]%) to the Regents and [**] percent ([**]%) to Harvard not later than [**] for Revenues received in the preceding calendar year.

4.4 Each party shall be solely responsible for calculating and distributing to its respective Inventors a share of Revenues in accordance with its respective patent policy.

                             5. RECORDS AND REPORTS

5.1 Harvard shall keep complete, true and accurate accounts of all Patent Costs and of all Revenues received by it from each licensee and, at the request of The Regents, shall permit a reasonably acceptable certified public accounting firm to examine its books and records in order to verify the payments due or owing under this Agreement.

                                 6. INFRINGEMENT

6.1 In the event Harvard or The Regents learns of the substantial infringement of any patent contemplated by this Agreement, the party who learned of the infringement shall promptly inform the other party in writing and shall provide the other party with evidence of such infringement. Harvard, in cooperation with The Regents and any licensee(s), shall attempt to terminate such infringement without litigation. If the efforts of Harvard are not successful in abating the infringement within ninety (90) days after the infringer has been formally notified of the infringement, the parties shall confer among themselves regarding mutually acceptable possible courses of action, with or without any licensee(s), at the discretion of Harvard. Harvard shall not be obligated to bring any infringement action; however, The Regents may not unilaterally prevent Harvard from bringing such an action. Any recovery resulting from a settlement or judgment on such an infringement action shall be divided between Harvard and The Regents based on the percentage of involvement by the respective parties. Both parties agree to do all things reasonably necessary to assist with litigation. In the event the terms of a license agreement conflict with this clause, the terms of the license agreement will prevail.

                      7. GOVERNING LAWS, SETTLING DISPUTES

7.1 This Agreement shall be governed and interpreted according to the laws of the Commonwealth of Massachusetts, but the scope and validity of any patent or patent application shall be governed by the applicable laws of the country of such patent or patent application.

7.2 Any controversy or any disputed claim by either party against the other arising under or related to this Agreement shall be settled by arbitration, upon the


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT
TO THE OMITTED PORTIONS.

         request of either party, in accordance with the then current Licensing Agreement Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the Arbitrator(s) shall be binding on the parties.

         Any arbitration under Paragraph 7.2 shall be held at a place chosen by the party receiving the request for arbitration, and judgment upon the award rendered by the arbitration may be entered by any court having jurisdiction thereof. The costs of such arbitration shall be shared by the parties.

                                   8. NOTICES

8.1 Any notice required or permitted to be given to the parties shall be deemed to have been properly given if delivered, in writing, in person or by facsimile, airmail or air express delivery to the following addresses:

                  To Harvard:

                           Office for Technology and Trademark Licensing University Plase, Fourth Floor South
                           124 Mt. Auburn Street
                           Cambridge, MA 02138
                           ATTENTION: Director

                  with a copy to:

                           Office of Technology Licensing
                              and Industry-Sponsored Research
                           Harvard Medical School
                           333 Longwood Avenue, Suite 640
                           Boston, MA 02115
                           ATTENTION: Nan Doyle

                  To The Regents:

                           Office of Technology Management
                           University of California, San Francisco
                           745 Parnassus Ave., Box 1209
                           San Francisco, CA 94143-1209
                           ATTENTION: Director

                                    9. WAIVER

9.1 It is agreed that no waiver by any party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent and/or similar breach or default.

                                10. ASSIGNABILITY

10.1 This Agreement is binding upon and shall inure to the benefit of the parties hereto, their successors or assigns, but this Agreement may not be assigned by any party without the prior notification of the other parties and the Sponsor.

                              11. TERM OF AGREEMENT

11.1 This Agreement shall be in full force and effect from the Effective Date and shall remain in effect for the life of the last-to-expire patent contemplated by this Agreement, unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement or Sponsor's requirements.

                                12. USE OF NAMES

12.1 No party may use the name of the other party in any way for advertising or publicity without the express written consent of the other party, provided, however, that Harvard has the right to use The Regents' name within the context of a licensing agreement.

                           13. TERMINATION BY HARVARD

13.1 Harvard may terminate this Agreement upon at least sixty (60) days' written notice to The Regents, but in any event not less than sixty
         (60) days prior to the date on which action upon any pending Patent Office action needs to be taken to preserve Patent Rights.

13.2 If Harvard terminates this Agreement, The Regents may elect to assume responsibility for administration of Patent Rights and any licenses. The Regents shall advise Harvard in writing of its election within thirty (30) days after receipt of notice of termination; Harvard shall thereupon convey to The Regents any licenses and shall do all things necessary to transfer the wrappers and other files related to the Patent Rights and licenses. In the event The Regents elects not to assume responsibility for administration of Patent Rights and any licenses, then Harvard shall be free to dispose of said Patent Rights in accordance with any obligations to the Sponsor, and this Agreement shall terminate, with Harvard having no further obligation to The Regents.

13.3 Upon termination of this Agreement, Harvard shall have no further rights or obligations under this Agreement, except that The Regents shall reimburse Harvard, pursuant to Paragraph 3.3, for The Regents' twenty-percent share of Patent Costs incurred prior to the termination date and for which Harvard has not yet received reimbursement.

                         14. TERMINATION BY THE REGENTS

14.1     The Regents may terminate this Agreement for any reason upon sixty
         (60) days' written notice to Harvard. Thereafter, The Regents shall have no further rights or obligations under this Agreement, except that The Regents shall be obligated to reimburse Harvard for The Regents' share of Patent Costs incurred prior to the termination date, and for which The Regents has not yet made reimbursement, and to make any necessary assignments of patent and/or license rights to Harvard.

                             15. COMPLETE AGREEMENT

15.1 It is understood and agreed by Harvard and The Regents that this Agreement embodies the entire understanding of the parties and shall supersede all previous communications, representations or understanding, either oral or written, between the parties relating to the subject matter hereof. This Agreement shall not be amended except by written consent of both parties in the form of an Addendum to this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate originals by their respective officers.

               PRESIDENT AND FELLOWS                          THE REGENTS
                OF HARVARD COLLEGE

     /s/ Joyce Brinton                               /s/ Jeffrey Labovitz
----------------------------------------------       -----------------------------------
     Joyce Brinton, Director                                  Signature
Office for Technology and Trademark Licensing

                                                         Jeffrey Labovitz
                                                     -----------------------------------
                                                               Name

                                                     Senior Licensing Officer OTM. UCSF
                                                     -----------------------------------
                                                               Title

     3/7/97                                                   4/10/97
  -------------------------------------              -----------------------------------
      Date                                                     Date